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                                                                     EXHIBIT 2.3

               SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of November 6, 1997, among Coulter Corporation, a Delaware corporation and its predecessors (the "Company"), the Sellers (as defined in the Stock Purchase Agreement (as defined below) and listed on Annex A thereto), and Beckman Instruments, Inc., a Delaware corporation ("Buyer").

                                   WITNESSETH:

               WHEREAS, the Company, the Sellers and Buyer entered into a Stock Purchase Agreement, dated as of August 29, 1997, amended on October 31, 1997 (as amended, the "Stock Purchase Agreement");

               WHEREAS, the Company, the Sellers and Buyer desire to effect a certain modification (the "Modification") to the Stock Purchase Agreement;

               WHEREAS, Section 11.1 of the Stock Purchase Agreement provides that the Stock Purchase Agreement may be modified or amended by written agreement executed and delivered by the Company, the Sellers and Buyer; and

               WHEREAS, the Company, the Sellers and Buyer desire to so execute and deliver this Amendment to give effect to the Modification, as set forth in
Article II below.

               NOW, THEREFORE, the parties, intending to be legally bound and in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               Capitalized terms not expressly defined in this Amendment shall have the meanings ascribed to them in the Stock Purchase Agreement.

                                   ARTICLE II

         MODIFICATION TO SECTION 2.5(a) OF THE STOCK PURCHASE AGREEMENT

               Section 2.5(a) of the Stock Purchase Agreement is hereby amended to delete the name "Ernst & Young" appearing in the twenty-fourth line thereof and to substitute in its place the name "Deloitte & Touche LLP."

                                   ARTICLE III

                                  MISCELLANEOUS

               Section 3.1. Stock Purchase Agreement Remains in Full Force and Effect. Except as amended hereby, all provisions in the Stock Purchase Agreement shall remain in full force and effect, including, without limitation, Section

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11.10 thereof relating to governing law and dispute resolution. The terms of such Section 11.10 shall apply to the construction of this Amendment.

               Section 3.2. Binding Effect of Amendment to Stock Purchase Agreement. This Amendment is an amendment to the Stock Purchase Agreement and, as provided therein, will be binding on all the parties thereto.

               Section 3.3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                            (Signature pages follow)


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               IN WITNESS WHEREOF, this Amendment has been signed on behalf of each of the parties hereto as of the date first written above.

                                             COULTER CORPORATION


                                             By: /s/   Ed Vivanco
                                                --------------------------------
                                                Name:  Ed Vivanco
                                                Title: President

                                             THE WALLACE H. COULTER CHARITABLE
                                             REMAINDER UNITRUST UAD 5/23/97


                                             By: /s/   Sue Van
                                                --------------------------------
                                                Name:  Sue Van
                                                Title: Trustee

                                             THE JOSEPH R. COULTER, JR. TRUST
                                             UAD 8/2/93


                                             By: /s/   Laura Coulter-Jones
                                                --------------------------------
                                                Name:  Laura Coulter-Jones
                                                Title: Co-Trustee


                                             By: /s/   Joseph R. Coulter III
                                                --------------------------------
                                                Name:  Joseph R. Coulter III
                                                Title: Co-Trustee

                                      S-1
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                                            THE COULTER FAMILY LIMITED
                                            PARTNERSHIP

                                            By: THE WALLACE H. COULTER TRUST
                                                UAD 8/2/93


                                                By: /s/   Sue Van
                                                   --------------------------
                                                   Name:  Sue Van
                                                   Title: Successor Trustee

                                            By: THE JOSEPH R. COULTER, JR. TRUST
                                                UAD 8/2/93


                                                By: /s/   Laura Coulter-Jones
                                                   --------------------------
                                                   Name:  Laura Coulter-Jones
                                                   Title: Co-Trustee


                                                By: /s/   Joseph R. Coulter, III
                                                   -----------------------------
                                                   Name:  Joseph R. Coulter, III
                                                   Title: Co-Trustee

                                             BECKMAN INSTRUMENTS, INC.


                                             By:  /s/  Louis T. Rosso
                                                --------------------------------
                                                Name:  Louis T. Rosso
                                                Title: Chairman & Chief
                                                       Executive Officer